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                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 9, 2001 with respect to the consolidated financial statements of The Manufacturers Life Insurance Company of North America, in Post Effective Amendment No. 5 to the Registration Statement (Form S-2 File No. 333-6011).




                              Ernst & Young LLP




Boston, Massachusetts
April 4, 2001